CLYDE BAILEY P.C.
------------------------------------------------------------------------------
                                                   Certified Public Accountant
                                                      10924 Vance Jackson #404
                                                      San Antonio, Texas 78230
                                                          (210) 699-1287(ofc.)
                                         (888) 699-1287 - (210) 691-2911 (fax)
                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's

Board of Directors
Perkins Oil Enterprises Inc.



                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

I have audited the accompanying combined balance sheets of Perkins Oil Enterprises Inc. (Company) as of December 31, 2002 and 2001 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations currently and suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. This is further explained in the notes to financial statements.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States.



                                Clyde Bailey P.C.
San Antonio, Texas
July 9, 2003

                          Perkins Oil Enterprises Inc.
                             Combined Balance Sheets
                        As of December 31, 2002 and 2001

                                   A S S E T S
                                   -----------

                                                2002           2001
                                              ---------     ---------
Current Assets
--------------
     Cash                                     $       -     $       -
     Accounts Receivable                        457,768       364,750
     Inventory                                   42,614        38,425
                                              ---------     ---------
     Total Current Assets                     $ 500,382     $ 403,175

Property & Equipment, net of depreciation       127,792       148,168
-----------------------------------------

Pipeline Assets, net of depreciation             46,757        97,796
------------------------------------

Oil & Gas Properties
--------------------
     Properties being Amortized                 650,000       650,000
     Less: Accumulated depreciation,
           depletion and amortization          (605,005)     (548,623)
                                               --------     ----------
                                                 44,995       101,377
                                               --------     ----------


     Total Assets                             $ 719,926     $ 750,516
                                              =========     ==========


      L I A B I L I T I E S  A N D  S T O C K H O L D E R S' E Q U I T Y
      ------------------------------------------------------------------

Current Liabilities
-------------------
Cash Overdraft                                $ 60,465      $  63,280
Accounts Payable                               180,580        245,866
Oil & Gas Payable                              391,014        338,045
Accrued Expenses                                53,996         86,442
Notes Payable, Current Portion                 185,544        118,071
                                             ---------      ---------
     Total Current Liabilities                 871,599        851,704


Non-Current Liabilities
-----------------------
Note Payable                                   530,125        537,346
Note Payable - Related Parties                  17,000         17,000
Less Portion Shown as Current                 (185,544)      (118,071)
                                            ----------      ---------
                                               361,581        436,275
                                            ----------      ---------
     Total Liabilities                       1,233,180      1,287,979

Commitments and contingencies

Stockholders' Equity
--------------------
Common Stock                                         -              -
Accumulated Deficit                           (513,254)      (537,463)
                                            -----------     ----------
                                              (513,254)      (537,463)
                                            -----------     ----------

 Total Liabilities and
        Stockholders' Equity                $  719,926       $ 750,516
                                            ===========      =========

           See accompanying summary of accounting policies and notes
                            to financial statements

                          Perkins Oil Enterprises Inc.
                        Combined Statement of Operations


                                            For the Years Ended December 31
                                            -------------------------------
                                                  2002            2001
                                              -----------     -----------
Revenue
-------
Oil & Gas Income                              $ 2,847,840     $ 1,755,867
Oil & Gas Operations                              782,911         900,706
Other Revenue                                           -          18,413
                                              -----------     -----------
     Total Revenues                             3,630,751       2,674,986

Cost of Revenues
----------------
Purchases & Outside Services                    1,600,824         930,555
Lease Operating Costs                             426,958         360,301
Pipeline Operating Costs                          584,531         260,368
Wages                                             362,725         462,042
Depreciation, Depletion & Amortization            297,808         162,935
Other Cost of Revenues                            187,264         195,718
                                              -----------     -----------

     Total Cost of Revenues                     3,460,110       2,371,919
                                              -----------     -----------

     Gross Profit                             $   170,641     $   303,067

General and Administrative Expenses               206,765         283,372
                                              -----------     -----------

     Income (Loss) from continuing
        operations before other                   (36,124)         19,695
        income and expenses and
        income taxes

Other Income & Expenses
Interest Expense                                 (40,943)         (26,308)
                                              -----------     -----------

     Total Other Income & Expenses               (40,943)         (26,308)
                                              -----------     -----------

     Net Income Before Income Taxes              (77,067)          (6,613)


Income Tax Benefit (Expense)                           0                0
                                              -----------     -----------

     Net Loss                                  $ (77,067)      $   (6,613)
                                              ===========     ============

     Net Loss per share                          ($20.79)          ($1.78)

     Weighted Average Number of
         Shares Outstanding                        3,707            3,707

           See accompanying summary of accounting policies and notes
                            to financial statements

                          Perkins Oil Enterprises Inc.
                   Combined Statement of Stockholders' Equity



                              Common        Par     Paid-In      Accumulated
                              Stock        Value    Capital        Deficit        Total
                              ------       -----  -------------  -----------      -----

Balance January 1, 2000        3,707       $ -      $    -       $ (530,850)      $ (530,850)

Net Loss                                                             (6,613)          (6,613)
                              ---------------------------------------------------------------

Balance December 31, 2001      3,707         -           -         (537,463)        (537,463)

Assets Contributed                                    101,276                        101,276

Net Loss                                                            (77,067)         (77,067)
                              ---------------------------------------------------------------

Balance December 31, 2002      3,707       $ -      $ 101,276    $ (614,530)      $ (513,254)
                              ===============================================================


           See accompanying summary of accounting policies and notes
                             to financial statements

                          Perkins Oil Enterprises Inc.
                        Combined Statement of Cash Flows


                                             For the Years Ended December 31
                                             -------------------------------
                                                  2002            2001
                                              -----------      -----------

Cash Flows from Operating Activities:
------------------------------------
Net Loss                                      $ (77,067)          (6,613)
Adjustments to Reconcile Excess
  Contributions to cash
     provided from operations:

     Depreciation & Amortization                297,808           162,935
     Accounts Receivable                        (93,018)          (63,489)
     Inventory                                   (4,189)            8,925
     Accounts Payable                           (65,286)          (32,482)
     Oil & Gas Payable                           52,969            14,892
     Accrued Expenses                           (32,446)          (14,892)
                                              ----------        ----------
     Total Adjustments                          155,838            75,889
                                              ----------        ----------

Net Cash provided from Operating Activities      78,771            69,276

Cash flows from Investing Activities:
     Purchase of Equipment and Leasehold        (68,735)          (69,408)
                                              ----------        ----------

Net Cash used in Investing Activities           (68,735)          (69,408)

Cash flows from Financing Activities
     Long-Term Debt                              (7,221)          (14,892)
                                              ----------        ---------

Net Cash used in Financing Activities            (7,221)          (14,892)
                                              ----------        ----------
Net Increase (Decrease) in Cash                   2,815           (15,024)

Cash Balance, Begin of Period                   (63,280)          (48,256)
                                              ----------        ----------
Cash Balance, End of Period                   $ (60,465)        $ (63,280)
                                              ==========        ==========

            See accompanying summary of accounting policies and notes
                             to financial statements

                          Perkins Oil Enterprises Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Organization
------------
Perkins Oil Enterprises Inc. ("the Company") was incorporated under the laws of the State of Kansas In January 1985 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Kansas.

Basis of Presentation
---------------------
The financial statements presented include the books and records of Perkins Oil Enterprises Inc., J-W Gas Gathering, LLC, Producers Services Inc., James R Perkins, LLC, and Wayne Willhite Energy, LLC. The financial statements are being shown as combined since there is common ownership in the various entities.

Oil and Gas Properties
----------------------
The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all cost associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved reserves and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs.
If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

In addition, the capitalized costs are subject to a "ceiling test", which basically limits such costs to the aggregate of the "estimated present value", discounted at a 10-percent interest rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between the capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

SURRENDER OR ABANDONMENT OF DEVELOPED PROPERTIES
------------------------------------------------
Normally, no gain or loss is recognized if only an individual well or individual item of equipment is abandoned or retired or if only a single lease or other part of a group of proved properties constituting the amortization base is abandoned or retired as long as the remainder of the property or group of properties continues to produce oil or gas. The asset being abandoned or retired is deemed to be fully amortized, and its cost is charged to accumulated depreciation, depletion, or amortization. When the last well on an individual property or group of properties with common geological structures ceases to produce and the entire property or property group is abandoned, gain or loss is recognized.

                          Notes to Financial Statements

Note 1 - Summary of Significant Accounting Policies, con't
----------------------------------------------------------
OTHER DISPOSITIONS
------------------
Upon disposition or retirement of property and equipment other than oil and gas properties, the cost and related accumulated depreciation are removed from the accounts and the gain or loss thereon, if any, is credited or charged to income. The Company recognizes the gain or loss on the sale of either a part of a proved oil and gas property or of an entire proved oil and gas property constituting a part of a field upon the sale or other disposition of such. The unamortized cost of the property or group of properties, a part of which was sold or otherwise disposed of, is apportioned to the interest sold and interest retained on the basis of the fair value of those interests.

Federal Income Tax
------------------
The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Method
-----------------
The Company's financial statements are prepared using the accrual method of accounting. The full cost method of accounting is used for oil & gas property acquisitions, exploration and production activities as defined by the Securities and Exchange Commission, whereby all costs incurred in connection with the properties, productive or nonproductive, are capitalized. Capitalized costs related to proved properties and estimated future costs to be incurred in the development of proved reserves are amortized using the unit-of-production method. Capitalized costs are annually subjected to a test of recoverability by comparison to the present value of future net revenues from proved reserves, adjusted for the cost of certain unproved properties, are expensed in the year in which such an excess occurs. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

       The estimated useful lives are as follows:

            Buildings               25 years
            Equipment               10 years
            Vehicles                7   years
            Pipelines               20 years

Depreciation expense for the years ended December 31, 2002 and 2001 was $297,808 and $162,935, respectively.

                          Perkins Oil Enterprises Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)

Earnings per Common Share
-------------------------
The  Company  adopted   Financial   Accounting   Standards   (SFAS)  No.  128,
"Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income
--------------------
Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Impairment of Long-Lived Assets
-------------------------------
The Company follows SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The Statement requires that long-lived assets, liabilities and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events of changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Long-lived assets consist primarily of property and equipment and note receivable, and other assets. The recoverability of long-lived assets is evaluated at the operating unit level by an analysis of operating results and consideration of other significant events or changes in the business environment. If an operating unit has indications of impairment, such as current operating losses, the Company will evaluate whether impairment exists on the basis of undiscounted expected future cash flows from operations before interest for the remaining amortization period. If impairment exists, the carrying amount of the long-lived assets is reduced to its estimated fair value, less any costs associated with the final settlement. As of December 31, 2002 there was no impairment of the Company's long-lived assets.

                          Perkins Oil Enterprises Inc.
                          Notes to Financial Statements

Note 1 - Summary of Significant Accounting Policies (con't)

Recent Accounting
-----------------
Pronouncements In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company does not expect that there will be a material impact from the adoption of SFAS No. 143 on its financial position, results of operations, or cash flows.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. It supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of", and the accounting and reporting provisions of Accounting Principles Board Statement ("APB") 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business. The Company is required to adopt SFAS No. 144 on October 1, 2002. The Company does not expect that the adoption of SFAS No. 144 will have a material effect on its financial position, results of operations or cash flows.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4,44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS No. 145 requires the classification of gains and losses from extinguishments of debt as extraordinary items only if they meet certain criteria for such classification in APB No. 30, "Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions". Any gain or loss on extinguishments of debt classified as an extraordinary item in prior periods that does not meet the criteria must be reclassified to other income or expense. These provisions are effective for fiscal years beginning after May 15, 2002. Additionally, SFAS No. 145 requires sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. These lease provisions are effective for transactions occurring after May 15, 2002. The Company does not expect the adoption of SFAS No. 145 to have a material effect on its financial position, results of operations or cash flows.

In July 2002, the FASB issued SFAS No. 146 , "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 replaces "Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption of SFAS No. 146 to have a material effect on its financial position, results of operations or cash flows.

                          Perkins Oil Enterprises Inc.
                          Notes to Financial Statements

Note 2  -  Common Stock
-----------------------

The company has a total of 10,000 authorized common shares without a par value and with 3,507 common shares issued and outstanding as of December 31, 2002 and 2001.

Note 3 - Income Taxes
---------------------

Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for tax reporting purposes. The Company's material temporary differences consist of timing of deductions for development costs and full cost accounting recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

Note 4 - Notes Payable
----------------------

The Company is has the following debt obligation as of December 31, 2002:

Oklahoma Nat'l Bank - Various notes secured by oil and         $  320,000
gas properties certain  pipeline assets, and equipment.
Several notes are involved with an interest rate of 6.25% adjusted quarterly.

Twin Lakes Nat'l Bank - Note on vehicle used in the oil            30,599
and gas service business Payments are $620 per month with an interest rate of 5.49%.

Condon National Bank - Note on vehicle used in the oil &           18,192
gas service business. Payments are $450 per month and carries an interest rate of 6.75%.

First Nat'l Bank - Derby KS - Notes on vehicles used in the        51,549
oil & gas service Business. Payment are $1,714 per month at an interest rate of 7.9%.

James Perkins  - Related Party demand note. Carries an             17,000
interest Rate of 8% and is due on demand.

Various other notes from individuals for equipment and            109,785
vehicles that contains various monthly payments and            -----------
interest rates.

                 Total Long-Term Debt                             547,125
                 Less current maturities                         (185,544)
                                                               -----------

                 Notes Payable - Long-Term                     $  361,581
                                                               ===========

                          Perkins Oil Enterprises Inc.
                          Notes to Financial Statements

Note 4 - Notes Payable (con't)
------------------------------

The following is a summary of annual principal payments due under these notes:
---------------------------------------------------------------------------
Year Ended December 31,                    Amount
---------------------------------------------------------------------------
2004                                   $    90,769
2005                                       148,853
2006 and Future Years                      121,959
---------------------------------------------------------------------------
                                       $   361,581
---------------------------------------------------------------------------


Note 5 - Contingent Liabilities
-------------------------------

Like other oil and gas producers and marketers, the Company's operation are subject to extensive and rapidly changing federal and state environmental regulations governing air emissions, waste water discharges, and solid and hazardous waste management activities. Therefore it is extremely difficult to reasonably quantify future environmental related expenditures.

Note 6 - Pipeline Lease
-----------------------

One of the Companies combined with these financial statements has a lease with a section of four and one-half inch pipeline dated January 14, 1987 between Mid-America Pipeline Company and Producers Service Incorporated. ("PSI"). The monthly rent is $6,500 per month plus a "volume adjusted rent" in the amount of $.08 per mcf consisting of natural gas movements during the preceeding six months divided by the six months. The "volume adjusted rent" is not to exceed $13,600 per month. The term of the lease extends until January 31, 2008. The Company has the option to purchase the pipeline for $1,800,000 until the lease expires. Future minimum payments are as follows:

---------------------------------------------------------------------------
Year Ended December 31,                    Amount
---------------------------------------------------------------------------
2004                                   $     78,000
2005                                         78,000
2006                                         78,000
2007 and Future Years                        84,500
---------------------------------------------------------------------------
                                       $    318,500
---------------------------------------------------------------------------

Note 7 - Related Party Transactions
-----------------------------------

The Company is indebted to James Perkins in the amount of $17,000 in a demand note.

Note 8 - Going Concern
----------------------
The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs that raise substantial doubt about its ability to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free to insure that the Company has enough operating capital over the next twelve months.

                          Perkins Oil Enterprises Inc.
                          Notes to Financial Statements

Note 9  -  Subsequent Events
----------------------------

On April 1, 2003, Quest Resource Corporation ("QRCP") agreed to acquire gas producing properties, gas pipelines and a fleet of trucks and well service equipment, all of which are located in the southeast Kansas portion of the geological region known as the Cherokee Basin. The closing of the transactions for these acquisitions occurred on June 6, 2003 with an effective date of June 1, 2003. Approximately 15,000 acres of gas properties containing an estimated
3.8 Bcf of net proved gas reserves were acquired by the Quest subsidiary Quest Oil & Gas Corporation for approximately $2.0 million in cash, which was paid to entities owned by James R. Perkins and E. Wayne Willhite. These gas properties consist of approximately 53 oil and gas leases in Chautauqua, Montgomery and Elk Counties of southeast Kansas.

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.



Note 10  - SFAS 69 SUPPLEMENTAL DISCLOSURES (Unaudited)
------------------------------------------------------
(1)
                                                Capitalized Costs Relating to
                                                Oil & Gas Producing Activities
                                                ------------------------------


Proved oil and gas properties and related lease equipment:
      Developed                                             $   650,000

Accumulated depreciation and depletion                      (   605,005)
                                                            ------------

Net Capitalized Costs                                       $    44,995
                                                            ============


(2)
                                   Costs Incurred in Oil and Gas Property
                          Acquisition, Exploration, and Development Activities
                          ----------------------------------------------------



Acquisition of Properties Proved and Unproved               $   650,000
Exploration Costs                                                 -0-
Development Costs                                                 -0-
                                                            ------------
Total                                                       $   650,000
                                                            ============

                          Perkins Oil Enterprises Inc.
                          Notes to Financial Statements

Note 10  - SFAS 69 SUPPLEMENTAL DISCLOSURES (Unaudited)
-------------------------------------------------------

(3)
                                                Results of Operations for
                                                  Producing Activities
                                                -------------------------

                                          Dec  31, 2002      Dec 31, 2001
                                        ------------------------------------

Production revenues                      $   920,235         $   701,641

Production Costs                             426,958             360,301
Depreciation and depletion                   297,808             162,935
                                         -----------         -----------

Results of operations for producing      $   195,469         $   178,405
activities (excluding corporate          ===========         ===========
overhead and interest costs)

(4)
                                    Reserve Quantity Information
                                    ----------------------------

     The following schedule contains estimates of proved oil and natural gas reserves attributable to the Company. Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved - developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Reserves are stated in barrels of oil
(Bbls) and thousands of cubic feet of natural gas (Mcf). Geological and engineering estimates of proved oil and natural gas reserves at one point in time are highly interpretive, inherently imprecise and subject to ongoing revisions that maybe substantial in amount. Although every reasonable effort is made to ensure that the reserve estimates are accurate, by their nature, reserve estimates are generally less precise that other estimates presented in connection with financial statement disclosures.

                                                Gas               Gas
                                               (Mcf)             (Mcf)
                                                ----             -----
      Proved developed reserves:                2001              2002

      Balance January 1,                     5,032,997         4,796,379

      Acquisition of proved reserves            -0-              860,300
      Revision of previous estimates            -0-                 -0-
      Production                             ( 236,618)        ( 275,698)
                                            -----------------------------


      Balance December 31,                   4,796,379         5,380,981
                                            =============================

                          Perkins Oil Enterprises Inc.
                          Notes to Financial Statements

Note 10  - SFAS 69 SUPPLEMENTAL DISCLOSURES (Unaudited)
-------------------------------------------------------

      In addition, to the proved developed producing oil and gas reserves reported in the geological and engineering reports, the Company holds ownership interest in various proved - undeveloped properties. The reserve and engineering reports performed for the Company by an independent engineering consulting firm reflect additional proved reserves equal to approximately 3,065,700 Mcf in gas for these undeveloped properties.

      The following schedule presents the standardized measure of estimated discounted future net cash flows from the Company's proved developed reserves for the years ended December 31, 2002 and 2001. Estimated future cash flows are based on independent reserve data. Because the standardized measure of future net cash flows was prepared using the prevailing economic conditions existing at December 31, 2002 and 2001, it should be emphasized that such conditions continually change. Accordingly, such information should not serve as a basis in making any judgment on the potential value of the Company's recoverable reserves or in estimating future results to operations.

      Standardized measures of discounted future net cash flows:

                                    December 31, 2002       December  31, 2001
                                    ------------------------------------------

Future production revenues              $17,073,853             $15,218,911

Less: future production costs           ( 9,114,482)            ( 8,124,264)
                                        ------------            ------------

Future cash flows before income taxes     7,959,371               7,094,647

Future income tax                       (  2,939,396)           ( 2,620,053)
                                        -------------           ------------


Future net cash flows                      5,019,975              4,474,594

Effect of discounting future
  Annual net cash flows at 10%          (  1,254,994)           ( 1,118,649)
                                        -------------           ------------

Standardized measure of discounted      $  3,764,981            $ 3,355,945
                                        =============           ============
  Net cash flows